PROSPECTUS SUPPLEMENT -	Filed pursuant to Rule 424(b)(5)
(To Prospectus dated December 10, 2009)	No. 333-161910

4,615,388 Shares of Common Stock

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering directly to selected investors 4,615,388 shares of our common stock, par value $0.001 per share, at an offering price of $6.50 per share.

Pursuant to this prospectus supplement and the accompanying prospectus, we are also issuing 177,000 shares of common stock to one of our advisors in the People’s Republic of China with respect to our financing activities.

Our common stock is listed on the NYSE Amex LLC and traded under the symbol “CMFO.”  On January 19, 2010, the last reported sale price for our common stock was $7.24 per share. Before you invest, you should carefully read this prospectus supplement, the accompanying prospectus and other information described under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

An investment in our securities involves a high degree of risk.  You should carefully consider the “Risk Factors” that are discussed in this prospectus supplement and incorporated by reference from our most recent annual report on Form 10-K and our other filings made with the Securities and Exchange Commission.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement.  Any representation to the contrary is a criminal offense.

Global Hunter Securities LLC and Brean Murray, Carret & Co., LLC are acting as co-lead placement agents and joint-book running managers for the sale of the shares of our common stock.  As set forth in the table below, we have agreed to pay the placement agents an aggregate cash fee equal to five percent (5%) of the gross proceeds of the offering.  We have also agreed to reimburse the placement agents for certain of its expenses as described under “Plan of Distribution” in this prospectus supplement. The placement agents are not required to arrange for the sale of any specific number of shares or dollar amount but will use best efforts to arrange for the sale of the shares.

	Per Common Share	Total Offering

Offering Price	$6.50	$30,000,022.00
Placement Agents Fees (maximum)(1)		$1,500,001.10
Proceeds before expenses to us (2)		$28,500,020.90

(1)           The placement agents’ fees shown are the maximum cash fees payable by the Company to the placement agents (not including expense reimbursement).

(2)           We estimate the total expenses of this offering, excluding the placement agent fees, will be approximately $100,000. Because there is no minimum offering amount required as a condition to closing in this offering, the actual offering amount, the placement agent fees and proceeds to us, if any, in this offering may be substantially less than the maximum offering amounts set forth above.

This prospectus supplement is not complete without, and many not be utilized except in connection with, the accompanying prospectus dated December 10, 2009.  This prospectus supplement provides supplemental information regarding us and updates certain information contained in the accompanying prospectus and describes the specific terms of this offering.  The accompanying prospectus gives more general information, some of which may not apply to this offering.  We incorporate important information into this prospectus supplement and the accompanying prospectus by reference.

Co-Lead Placement Agents & Joint Book-Running Managers

Global Hunter Securities LLC	Brean Murray, Carret & Co.

The date of this prospectus supplement is January 20, 2010

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in two parts.  The first part is this prospectus supplement, which describes the terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus.  The second part is the accompanying prospectus, which gives more general information about the shares of our common stock and other securities we may offer from time to time under our shelf registration statement, some of which may not apply to the securities offered by this prospectus supplement.  To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference therein, on the other hand, you should rely on the information in this prospectus supplement

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement and the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and contained or incorporated by reference in the accompanying prospectus. We have not authorized anyone, including the placement agents, and the placement agents have not authorized anyone, to provide you with any information not contained herein or therein. We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted.

  As permitted by the rules and regulations of the SEC, the registration statement that contains the accompanying prospectus includes additional information not contained in this prospectus supplement. You may read the registration statement and the other reports we file with the SEC at the SEC's web site or at the SEC's offices described below under the heading "Where You Can Find More Information."  You should also read and consider the information in the documents we have referred you to in “Incorporation of Certain Information by Reference.”
Except as otherwise indicated by the context, references in this prospectus supplement to:

“China Marine,” “Company,” “we,” “us” or “our” are references to the combined business of China Marine and its direct and indirect subsidiaries
“Ocean Technology” means Ocean Technology (China) Company Limited (formerly Nice Enterprise Trading H.K. Co., Limited) and/or its operating subsidiaries, as the case may be.
“Rixiang” means Shishi Rixiang Marine Foods Co., Ltd.
“Mingxiang” means Shishi Huabao Mingxiang Foods Co., Ltd.
“Jixiang” means Shishi Huabao Jixiang Water Products Co., Ltd.
“U.S. Dollar,” “$” and “US$” means the legal currency of the United States of America.

“RMB” means Renminbi, the legal currency of China.
“China” or the “PRC” are references to the People’s Republic of China.

This offering of common stock is being made under a registration statement on Form S-3, as amended by Pre-Effective Amendments Nos. 1, 2 and 3 thereto (Registration File no. 333-161910) that we filed with the Securities and Exchange Commission as part of a “shelf” registration process. Under the shelf registration process, we may offer to sell shares of our common stock, $0.001 par value, shares of our preferred stock, $0.001 par value, depository shares, warrants and or rights, either individually or in units from time to time in one or more offerings up to a total dollar amount of $40,000,000.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 and amendments thereto with the SEC. This prospectus supplement and accompanying prospectus do not contain all of the information contained in the registration statement. Because some information is omitted, you should refer to the registration statement, as amended, and its exhibits for additional information. For example, the descriptions in this prospectus supplement and accompanying prospectus regarding the contents of any of our contracts, agreements or other documents are not necessarily complete and you should refer to the exhibits attached to the registration statement or incorporated by reference for copies of the actual contract, agreement or other document. You may obtain a copy of the registration statement from the SEC at the address listed below or from the SEC’s web site.

We are subject to the informational requirements of the Exchange Act and are required to file annual, quarterly and other reports, proxy statements and other information with the SEC. You may inspect and copy these reports, proxy statements and other information at the public reference facilities maintained by the SEC in Washington, D.C. (100 F Street NE, Room 1580, Washington, D.C. 20549). Copies of such materials can be obtained from the SEC's public reference section at prescribed rates. You may obtain information on the operation of the public reference rooms by calling the SEC at (800) SEC-0330 or on the SEC website located at http://www.sec.gov.

Information about us is also available at our website at http://www.china-marine.cn. However, information contained on our website does not constitute a part of this prospectus supplement.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference information that we file with them, which means that we can disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus supplement, and information we file later with the SEC will automatically update and, where applicable, supersede any information contained in this prospectus supplement or incorporated by reference in this prospectus supplement.

        We incorporate by reference the documents listed below and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act but prior to the termination of any offering of securities made by this prospectus supplement (other than any portion of such documents that are not deemed "filed" under the Exchange Act in accordance with the Exchange Act and applicable SEC rules):

•	our annual report on Form 10-K for the year ended December 31, 2008; our quarterly reports on Form 10-Q for the quarters ended March 31, 2009, June 30, 2009 and September 30, 2009;

•	our current reports on Form 8-K filed on January 5, 2009, February 3, 2009, March 3, 2009, August 17, 2009, November 12, 2009, December 2, 2009, January 5, 2010 and January 20, 2010; and

•
the description of our common stock, $0.001 par value per share, contained in the Section entitled "Description of Registrant's Securities to be Registered" contained in our Registration Statement on Form 8-A filed with the SEC on July 28, 2009 including any amendment or report filed for the purpose of updating such descriptions.

        Upon written or oral request, we will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement is delivered, a copy of any or all of such documents which are incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus supplement incorporates). Written or oral requests for copies should be directed to:

Marco Hon Wai Ku (Chief Financial Officer)
China Marine Food Group Limited
Suite 815, 8th Floor, Ocean Centre, Harbour City
5 Canton Road, Tsimshatsui, Kowloon, HONG KONG
Telephone: 852-2111-8696

Statements contained in this prospectus supplement and the documents incorporated by reference herein referring to the contents of any contract or other document are not necessarily complete.  Where such contract or other document is listed as an exhibit to the Registration Statement on Form S-3, of which the accompanying prospectus forms a part, or any document incorporated by reference herein or therein, each such statement is qualified by the provisions in such exhibit, to which reference is hereby or thereby made.

NOTE ON FORWARD-LOOKING STATEMENTS

        Some of the statements under "Company Overview," "Risk Factors" and elsewhere in this prospectus supplement may include forward-looking statements that reflect our current views with respect to future events and financial performance. These statements include forward-looking statements both with respect to us specifically and our business sector in general. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements that include the words "expect," "intend," "plan," "believe," "project," "estimate," "may," "should," "anticipate," "will" and similar statements of a future or forward-looking nature identify forward-looking statements for purposes of the federal securities laws or otherwise.

        All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. We believe that these factors include but are not limited to, those factors set forth in our most recent Annual Report on Form 10-K under the captions "Risk Factors," "Business," "Legal Proceedings," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and "Quantitative and Qualitative Disclosures About Market Risk," and those set forth in our most recent Quarterly Report on Form 10-Q under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations," all of which you should review carefully. Please consider our forward-looking statements in light of those risks as you read this prospectus supplement. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

        If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we project. Any forward-looking statements you read in this prospectus supplement reflect our views as of the date of this prospectus supplement with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. All subsequent written and oral forward-looking statements attributable to us or individuals acting on our behalf are expressly qualified in their entirety by this paragraph. Before making an investment decision, you should specifically consider all of the factors identified in this prospectus supplement that could cause actual results to differ.

SUMMARY

This summary highlights selected information appearing elsewhere or incorporated by reference in this prospectus supplement and accompanying prospectus and may not contain all of the information that is important to you. This prospectus supplement and the accompanying prospectus include or incorporate by reference information about the shares we are offering as well as information regarding our business and detailed financial data. You should read this prospectus supplement and the accompanying prospectus in their entirety, including the information incorporated by reference.

COMPANY OVERVIEW

Summary

Through our direct, wholly owned subsidiary, Ocean Technology and its subsidiaries, Rixiang, Jixiang and Mingxiang, we engage in the business of processing, distribution and sale of processed seafood based snack foods, as well as the sale of fresh and frozen marine catch. Our objective is to establish ourselves as a leading producer of processed seafood products in the PRC and overseas markets. In 2010, we also became a manufacturer of algae-based soft drinks through our acquisition of Shishi Xianghe Food Science and Technology Co., Ltd. (“Xianghe”).

Our dried and flavored seafood based snack foods are predominantly sold under our registered trademark, the “Mingxiang” brand. These products are sold in seven provinces in the PRC, including Fujian, Guangdong, Jiangsu, Shandong, Zhejiang and Sichuan and in turn sub-distributed to 2,200 retail points in the PRC (including major supermarkets and retailers such as Wal-Mart and Carrefour) throughout these provinces. Our frozen processed seafood products are sold to both domestic and overseas customers. Founded in 1994, China Marine has grown steadily and positioned its "Mingxiang" brand as a category leader. We have received "Famous Brand" and "Green Food" awards. Our marine catch is sold to customers in Liaoning, Fujian and Shandong Provinces, some of whom directly export the marine catch to South Korea and Taiwan.

Our business premises, including our production plant, cold storage facility, office tower and staff dormitory, are located close to Xiangzhi Port, the largest fishing port in Fujian Province, which is one of the largest coastal provinces in the PRC and a vital navigation hub between the East China Sea and the South China Sea.

On January 1, 2010, Mingxiang exercised its option to acquire shares representing 80% of the registered capital stock of Xianghe.  Xianghe is a manufacturer of the branded Hi-Power algae-based soft drinks. Xianghe has developed a network of distributors with exclusive territories in Fujian, Zhejiang, Guangdong and Hunan which sell Hi-Power to retail food stores, restaurants food supply dealers and the hospitality industry

Our principal executive offices are located at Da Bao Industrial Zone, Shishi City, Fujian, China, 362700, and our telephone number at that location is 86-595-8898-7588.

Corporate Structure

We are a holding company organized under the laws of Nevada and Ocean Technology is a holding company organized under the laws of Hong Kong.  The other subsidiaries are organized under the laws of the PRC. All subsidiaries are wholly-owned except for Xianghe, the beverage company, in which we own an 80% interest.

THE OFFERING

Common stock offered by us pursuant to this prospectus supplement	4,615,388 shares

Common stock to be outstanding after
this offering	28,266,742 shares (1)

Manner of offering	The sale of shares of our common stock is being made pursuant to a securities purchase agreement between us and the purchasers. See “Plan of Distribution.”

Use of proceeds	We will use the net proceeds we receive from the sale of the Shares for general working capital and potential business acquisitions. See “Use of Proceeds.”

NYSE Amex LLC Symbol	CMFO

(1) Based on 23,474,354 shares of common stock outstanding prior to the closing of this offering as of January 19, 2010 and assumes the sale of all of the shares and includes 177,000 shares being issued to an advisor but excludes any (i) unexercised options and warrants, (ii) convertible securities that have not yet been converted, and (iii) other securities of the Company that are exercisable or exchangeable for, or convertible into, common stock of the Company that have not yet been so exercised, exchanged or converted.

RISK FACTORS

        Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider any risk factors set forth in this prospectus supplement, the accompanying prospectus and the documents and information incorporated by reference in this prospectus supplement and accompanying prospectus, including, but not limited to, our most recent annual report on Form 10-K and most recent report on Form 10-Q and reports on Form 8-K.  The risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

        For more information about our SEC filings, please see “Where You Can Find More Information” and “Incorporation By Reference” on page S-2 of this prospectus supplement.  See also “Note On Forward-Looking Statements” on page 5 of this prospectus supplement.

RISKS RELATED TO OUR BUSINESS

We are dependent on the supply of fresh seafood in our production of processed seafood products and disruptions in the supply of fresh seafood could adversely affect our business operations.

We use fresh seafood as the primary ingredient in our processed seafood products. Our processed seafood products accounted for approximately 47.2%, 60.3%, 76.5% and 90.9% of our sales in the fiscal years ended December 31, 2005, 2006, 2007 and 2008 respectively; and approximately 84.0% of our sales for the nine months period ended September 30, 2009. Our production of processed seafood products is largely dependent on the continuous supply of fresh seafood, which in turn could be affected by a large number of factors, including environmental factors, the availability of seafood stock, weather conditions, the policies and regulations of the governments of the relevant territories where such fishing is carried out, the ability of the fishing companies and fishermen that supply us to continue their operations and pressure from environmental or animal rights groups.

Specifically, fishing activities in waters around the PRC are restricted in certain months to ensure sustainable aquatic resources. In particular, the PRC Ministry of Agriculture imposes restrictions against fishing in the South China Sea in the months of June and July. There is no assurance that the PRC government may not impose more stringent fishing regulations, including but not limited to longer or more frequent periods that restrict fishing. Such restrictions against fishing or unfavorable weather conditions have a direct impact on the availability of the raw materials required for the production of our processed seafood products, and could lead to a shortage and/or an increase in the prices of our raw materials. Any shortage in the supply of or increase in the prices of the raw materials for our processed seafood products will adversely affect our business, profitability and financial condition.

Our profitability will be affected by fluctuations in the prices of our major raw materials.

Our financial performance may be affected by changes in production costs brought about by fluctuations in the prices of our raw materials. Our major raw materials are fresh seafood which accounted for approximately 64.6%, 64.9%, 74.3% and 77.9% of our total cost of sales of processed seafood products in the fiscal years ended December, 2005, 2006, 2007 and 2008 respectively; and approximately 74.4% of our total cost of sales of processed seafood products for the nine months period ended September 30, 2009.The prices of our major raw materials may fluctuate due to changes in supply and demand conditions. Any shortage in supply or upsurge in demand of our major raw materials may lead to an increase in prices, which may adversely affect our profitability due to increased production costs and lower profit margins.

We are dependent on five major customers. In the event any one of these major customers ceases to purchase or reduce their purchases from us, and we are unable to secure new contracts, our sales will be adversely affected.

Our top five major customers accounted for approximately 64.1%, 56.9%, 45.8% and 44.9% of our sales in the fiscal years ended December 31, 2005, 2006, 2007 and 2008 respectively; and approximately 42.5% of our sales for the nine months period ended September 30, 2009. In the event these customers do not continue to purchase from us or reduce their purchases from us or develop its own ability to manufacture the products that we sell to it, and we are unable to secure new contracts or new customers that can replace the loss of these customers within a short time frame, our business and profitability may be adversely affected.

We are dependent on five major suppliers for our raw materials. In the event we are no longer able to secure raw materials from these suppliers and are unable to find alternative sources of supply at similar or more competitive rates, our operations and profitability will be adversely affected.

For the production of our processed seafood products, we rely on our major suppliers for a significant portion of the supply of fresh seafood. Purchases from our top five suppliers of raw materials accounted for 65.1%, 62.5%, 89.9% and 90.8% of our total purchases of raw materials in the fiscal years ended December 31, 2005, 2006, 2007 and 2008 respectively; and approximately 85.6% of our total purchases of raw materials for the nine months period ended September 30, 2009. In the event that we are unable to secure our raw materials from these suppliers and we are unable to find alternative sources of supply at similar or more competitive rates, our business and operations will be adversely affected.

A significant portion of our business activities may be transacted in cash and our internal controls in relation to cash management may not be able to address all the risks associated with the handling of cash and cash transactions.

Due to the nature of our business, our procurement of raw materials is fully transacted on a cash basis and a significant portion of our sales are transacted in cash. Our cash payment for the procurement of raw materials accounted for the whole of our total cost of sales for each of the fiscal years ended December 31, 2006 and 2005. Starting from 2007, we have requested our major suppliers to open bank accounts and thus we could settle the purchases through bank instructions. Sales transacted in cash accounted for 25.8%, 42.9%, 1.6% and 2.0% of our total sales for the fiscal years ended December 31, 2005, 2006, 2007 and 2008 respectively; and accounted for 2.6% of our total sales for the nine months period ended September 30, 2009. The internal controls in relation to cash management that we have put in place may not be able to address all the risks associated with the handling of cash and cash transactions. We may therefore be exposed to risks such as loss, theft, misappropriation and forgery of the cash used in our transactions. In the event such risks materialize, our financial position, business and results of operations may be materially and adversely affected.

Our profitability and continued growth is dependent on our ability to yield commercially viable products, to enhance our product range and expand our customer base.

The seafood processing industry is highly competitive. The growth potential of the seafood processing industry is dependant on population growth and consumer preferences. therefore believe that our profitability and continued growth is dependant on our ability to expand our customer base in existing and new markets by introducing new products that are fast growing and profitable in the populations that we serve, as well as our ability to develop commercially viable products through our product development efforts. If we do not succeed in these efforts, the growth of our sales may slow down and adversely affect our profitability.

Since we do not have long-term contracts with our suppliers and customers there is no guarantee that our suppliers will continue to supply us with raw materials, or that our customers will continue to purchase our products.

We do not have long-term contracts with our suppliers and our customers. Accordingly, there can be no assurance that we will continue to be able to obtain sufficient quantities of raw materials in a timely manner from our existing suppliers on acceptable terms, or that our existing customers will continue to purchase our products on terms that are acceptable to us or at all. In the event that we are unable to source for new suppliers or new customers on terms that are acceptable to us, our business and operations will be adversely affected.

We may be exposed to potential risks relating to our internal controls over financial reporting and our ability to have those controls attested to by our independent auditors.

As directed by Section 404 of the Sarbanes-Oxley Act of 2002 or SOX 404, the SEC adopted rules requiring public companies to include a report of management on the company’s internal controls over financial reporting in their annual reports, including Form 10-K. In addition, the independent registered public accounting firm auditing a company’s financial statements must also attest to and report on management’s assessment of the effectiveness of the company’s internal controls over financial reporting as well as the operating effectiveness of the company’s internal controls. We were not subject to these requirements for the fiscal year ended December 31, 2009; accordingly, we have not evaluated our internal control systems in order to allow our management to report on, and our independent auditors to attest to, our internal controls as required by these requirements of SOX 404. Under current law, we will be subject to these requirements beginning with our annual report for the fiscal year ending December 31, 2010. We can provide no assurance that we will comply with all of the requirements imposed thereby. There can be no assurance that we will receive a positive attestation from our independent auditors. In the event we identify significant deficiencies or material weaknesses in our internal controls that we cannot remediate in a timely manner or we are unable to receive a positive attestation from our independent auditors with respect to our internal controls, investors and others may lose confidence in the reliability of our financial statements.

There is no assurance that we will be able to execute our planned expansion of our operations, production capacity or storage capacity  or that such expansion  will result in commercial success.

We intend to, inter alia and expand our operations and production capacity in the PRC by constructing new cold storage facilities. While the new production facilities, which increased our capacity by 100%, were completed in 2009, there can be no assurance that the construction of, the new cold storage facilities will be completed by the end of 2010 as expected. Our expansion plans involve a number of risks, including inter alia the costs of investment in fixed assets, costs of working capital tied up in inventories, as well as other working capital requirements. Our expansion will also depend on our ability to secure new customers and/or sufficient orders. Failure to secure new customers or sufficient orders or to meet our customers’ orders would materially and adversely affect our business and financial performance. There is no assurance that our future plans will result in commercial success. If we are unable to execute our expansion plans successfully, our business and financial performance would be materially and adversely affected.

Changes in consumer preferences or discretionary consumer spending could adversely impact our results.

Our continued growth and success depends in part on the popularity of our products. Sales of our processed seafood products and marine catch as a percentage of our total sales for the period under review were as follows:

	Year ended December 31,				Period ended September 30,
Products	2005	2006	2007	2008	2009	2008
	(%)	(%)	(%)	(%)	(%)	(%)
Marine catch	52.8	39.7	23.5	9.1	16.0	6.1
Processed seafood products	47.2	60.3	76.5	90.9	84.0	93.9

Shifts in consumer preferences or eating habits away from processed seafood products will materially affect our business. In addition, our continued success depends, in general, on the economic conditions, disposable income and consumer confidence in the countries in which we sell our products, all of which can affect discretionary consumer spending in such countries. Adverse changes in these factors would reduce the flow of customers and limit our pricing which will reduce our profitability.

Our business activities are subject to certain laws and regulations and our operations may be affected if we should fail to have in force the requisite licenses and permits.

We are required to obtain various licenses and permits in order to conduct our business of production and export of processed seafood products. These include the Hygiene Registration Certificate, which is a requirement in order to carry on the production of food products in the PRC, as well as the HACCP certificate and EU export registration, which is a requirement in order to export our processed seafood products to certain countries. Our business is also subject to applicable laws and regulations. Please see the section “Government Regulations” of our Form 10-K for the fiscal year ended December 31, 2008, filed on March 23, 2009 for a summary of the material laws and regulations that apply to our Company. Any failure to comply with the conditions stipulated in our licenses and permits may lead to their revocation or non-renewal. Any failure to observe the applicable laws and regulations may lead to the termination or suspension of some or all of our business activities or penalties being imposed on us. The occurrence of any of these events may adversely affect our business, financial condition and results of operations.

Our processed seafood products may be illegally tampered with such that they are rendered unfit for consumption and have to be recalled and destroyed.

Our processed seafood products are packed in plastic materials that can be illegally tampered with. Illegal tampering of our processed seafood products could result in such products being rendered unfit for consumption or cause them to fail to meet customer specifications, health and/or safe handling requirements. This may lead to a loss of customer confidence in our products; affect our reputation, cause product recalls and/or product destruction. In addition, we may incur substantial litigation costs and may be ordered to compensate consumers in the event of any illness or death caused by the consumption of an illegally tampered seafood product. In the event that our processed seafood products are recalled or destroyed as a result of illegal tampering or a claim is made against us arising from the consumption of our products, our reputation, business goodwill and sales will be adversely affected.

Product or raw material deterioration will lead to loss of sales, higher costs, negative publicity, and payment of compensation to our customers and/or product liability claims.

Our raw materials and frozen processed seafood products, being perishable in nature, may deteriorate due to various reasons such as malfunctioning cold storage facilities, delivery delays or poor handling. This may lead to a delay in production or delivery of our products, a loss in revenue, costs incurred in the purchase of replacement raw materials and payment of compensation to our customers. Any deterioration in our raw materials or processed seafood products could have a material adverse effect on our business, operations and reputation. Currently, we do not have any product liability insurance in respect of our products. We believe that premiums for product liability insurances are high compared to the risk of claims. In the event that the consumption of our processed seafood products causes harm, illness or death to a consumer of our products, whether as a result of product deterioration, spoiling, sabotage, willful action, omission or negligence, we may be liable to complaints, lawsuits and claims from consumers of our products which in turn could generate negative publicity and materially and adversely affect our business, financial condition and our operations.

Outbreak of disease or widespread contamination in any of the raw materials that we use in our production or any food scares may lead to a loss in consumer confidence and reduce the demand for our processed seafood products.

One of our competitive strengths is our established brand name and track record. We have received several awards and certificates for our high quality products, including the “Green Food” award. Any outbreak of disease or widespread contamination in any of the raw materials that we use in the production of our products or food scares in the markets in which our processed seafood products are manufactured or sold may have an adverse impact on our business as it may lead to a loss in consumer confidence and reduce the demand of our processed seafood products. It may also affect our sources of supply and we may have to look for alternative sources of supply which may be more costly, or which may not be available. If this develops into actual events, our operations and profitability will be adversely affected.

Any failure to meet health and hygiene standards may result in the suspension of licenses, accreditations or the loss of our ability to import and export our products.

We are subject to annual checks carried out by the General Administration of Quality Supervision, Inspection and Quarantine of the PRC (CIQ). The CIQ’s annual check encompasses the inspection of food preparation, production and processing operations, as well as health checks on our employees. Failure to meet the required standards may result in our being required to take remedial measures to meet the health and hygiene standards, or in extreme cases, the cancellation or suspension of the license(s) and accreditation(s) required for us to carry on our operations. In the event that this should occur, our operations and financial condition will be materially and adversely affected and could lead to a loss in customer confidence in our products.

In addition, the CIQ makes random inspections on the processed seafood products that we export. Failure to meet the required standards of hygiene may affect our ability to export our processed seafood products and meet our customers’ orders on time. It may also lead to a restriction on our ability to export our processed seafood products which will materially and adversely affect our business, financial condition and operations.

We bear the risk of loss in shipment of our products and have no insurance to cover such loss.

Under the shipping terms of our standard customer contracts, we bear the risk of loss in shipment of our products and do not insure this risk. Since management considers the risk of loss to be minimal, with export sales representing less than 5% and about 2.5% of our total sales for the year ended December 31, 2008 and nine months period ended September 30, 2009, respectively. Moreover, we believe that the shipping companies that we use carry adequate insurance or are sufficiently solvent to cover any loss in shipment. Nevertheless, there can be no assurance that we will be adequately reimbursed upon the loss of a significant shipment of our products.

We are dependent on our Executive Directors and Executive Officers. Any loss in their services without suitable replacement may adversely affect our operations.

Our success to date has been largely due to the contribution of Pengfei Liu, our Executive Chairman and CEO. Mr. Liu is the founder of our Company, and has spearheaded our expansion and growth. He is responsible for our operations, marketing, public relations, strategic planning and development of new products and markets. Our continued success is dependent, to a large extent, on our ability to retain his services.

The continued success of our business is also dependent on our key management and operational personnel. We rely on their experience in the processed seafood and marine catch industry, product development, sales and marketing and on their relationships with our customers and suppliers.

The loss of the services of any of our executive directors or executive officers without suitable replacement or the inability to attract and retain qualified personnel will adversely affect our operations and hence, our revenue and profits.

We are dependent on our customers’ ability to maintain and expand their sales and distribution channels. Should these distributors be unsuccessful in maintaining and expanding their distribution channels, our results of operations will be adversely affected.

Demand for our products from end-consumers and our prospects depend on the retail growth and penetration rate of our products to end-consumers. Sales of our products are conducted mainly through distributors, over whom we have limited control. As of September 30, 2009, our distribution network is comprised of 19 distributors located in seven provinces. These distributors sub-distribute our dried processed seafood products to over 2,200 retail points, including major supermarkets. We are thus dependent on the sales and distribution channels of our distributors for broadening the geographic reach of our products. Should these distributors be unable to maintain and expand their distribution channels, our results of operations and financial position will be adversely affected.

Failure to compete effectively in a competitive environment may affect our profitability.

We operate in the highly competitive processed seafood industry. We believe that our major competitors include international and domestic seafood processors. Some of these competitors may have significantly greater financial, technical and marketing resources, stronger brand name recognition and larger existing customer base than we do.

We also believe that these competitors may have the ability to respond more quickly to new or emerging technologies or may adapt more quickly to changes in customer requirements or may devote greater resources to the development, promotion and sales of their products than us.

There is no assurance that we will be able to continue competing successfully against present and future competitors. We believe that important factors to achieving success in our industry include maintaining customer loyalty by cultivating long-term customer relationships, achieving consistent product renewal and maintaining the quality of our products. If we are unable to attain these, we may lose our customers to our competitors and this will adversely affect our market share. Increased competition may also force us to lower our prices, thus reducing our profit margins and affecting our financial performance and condition. Such competition may have a material adverse effect on our business, financial position and results of operations. Please refer to the section captioned “Description of Business - Competition” of our Form 10-K for the fiscal year ended December 31, 2008, filed on March 23, 2009 for further details as to our present competitors.

Any outbreak of earthquake, tsunami, adverse weather or oceanic conditions or other calamities may result in disruption in our operations and could adversely affect our sales.

We are based in Fujian Province which is situated in southeast China on the coast of the East China Sea. Fujian is a vital navigation hub between the East China Sea and South China Sea, and is also rich in agricultural and marine resources. Our main raw materials for our marine catch business come from the Taiwan Straight, which is also the place where we conduct our marine catch operations.

In 2004, an undersea earthquake occurred off the west coast of Sumatra Indonesia. This earthquake triggered a series of devastating tsunamis along the costs of most landmasses boarding the Indian Ocean. More than 225,000 people in 11 countries were killed, and coastal communities were inundated with waves up to 100 feet.

In May 2008, there was an 8.0 magnitude scale earthquake occurred at Sichuan Province of China. It was also known the Wenchuan earthquake, which by any name killed at least 69,000 people, and over 374,000 injured, with 18,000 listed as missing. The earthquake left about 4.8 million people homeless, thought the number could be as high as 11 million. It was the deadliest earthquake to hit China since the 1976 Tangshan earthquake.

Due to the location of our business, we may be at risk of experiencing another tsunami, earthquake or other adverse weather or oceanic conditions. This may result in the breakdown of our facilities, such as our cold storage facilities, which will in turn lead to deterioration of our products with the potential for spoilage. This could adversely affect our ability to fulfill our sales orders and adversely affect our profitability.

Adverse weather conditions affecting the fishing grounds where the fishing vessels chartered by us operate such as storms, cyclones and typhoons or cataclysmic events such as tsunamis may also decrease the volume of our fish catches or may even hamper our fishing operations. Our operations may also be adversely affected by major climatic disruptions such as El Nino which in the past has caused significant decreases in seafood catches worldwide.

We are in the business of processing, distributing and selling processed seafood products and marine catch. Thus, a dramatic reduction in fish resources may adversely affect our business.

We are in the business of processing, distributing, and selling processed seafood products, as well as selling marine catch. As such, 100% of our raw materials are obtained through fishing. Due to over-fishing, the stocks of certain species of fish may be dwindling and to counteract such over-fishing, governments may take action that may be detrimental to our ability to conduct our operations. If the solution proffered or imposed by the governments controlling the fishing grounds either restrict our ability to procure seafood supply or if such action limits the types, quantities and species of fish that we are able to procure or catch, our operations and prospects may be adversely affected.

We are exposed to the credit risk of our customers which may cause us to make larger allowances for doubtful trade receivables or incur bad debt write-offs.

Our customers may default on their payments to us. Although we review the credit risk of our customers regularly, such risks will nevertheless arise from events or circumstances that are difficult to anticipate or control, such as an economic downturn.  Our trade receivables turnover days were approximately 57, 33, 27 and 34 days in 2005, 2006, 2007 and 2008, respectively; and approximately 37 days as of September 30, 2009. Our allowances for doubtful trade receivables as at December 31, 2005, 2006, 2007 and 2008 were approximately $22,000, $6,000, $21,000 and $24,000,  respectively; and as of September 30, 2009 was approximately $36,000, and at about 0.5% of our gross trade receivables.

As a result of this credit risk exposure of our customers defaulting on their payments to us, we may have to make larger allowances for doubtful trade receivables or incur bad debt write-offs, both of which may have an adverse impact on our profitability.

We may be subject to foreign exchange risk and may incur losses arising from exchange differences upon settlement.

We sell our dried processed seafood products, frozen processed seafood products and marine catch mainly to local customers. Direct exports as a percentage of our sales ranged between 0.5% to 4.9% during the period under review.  Our sales are denominated in RMB and US$, while our purchases are denominated in RMB.

For the nine months ended September 30, 2009, and the fiscal year of 2008, 2007, 2006 and 2005, the percentages of our sales denominated in RMB and US$ were as follows:

	Year ended December 31,				Period ended September 30,
	2005	2006	2007	2008	2009	2008
	(%)	(%)	(%)	(%)	(%)	(%)
RMB	95.8	99.1	99.5	95.1	97.5	94.5
USD	4.2	0.9	0.5	4.9	2.5	5.5

We may incur losses arising from exchange differences upon settlement. To the extent that our sales, purchases and expenses are not naturally matched in the same currency and there are timing differences between collections and payments, we will be exposed to any adverse fluctuations in the exchange rates between the various foreign currencies and the RMB. Any restrictions over the conversion or timing of conversion of foreign currencies may also expose us to adverse fluctuations in exchange rates. As a result, our earnings may be materially and adversely affected.

On July 21, 2005, the Renminbi was unpegged against the US$ and pegged against a basket of currencies on a “managed float currency regime”. As at December 31, 2008 and September 30, 2009, the closing exchange rate was approximately US$1.00 to 6.8542 and US$1.00 to RMB6.8376, respectively. There is no assurance that the PRC’s foreign exchange policy will not be further altered. In the event that the PRC’s policy is altered, significant fluctuations in the exchange rates of RMB against the US$ will arise. As a result we will be subject to significant foreign exchange exposure and in the event that we incur foreign exchange losses, our financial performance will be adversely affected.

We currently do not have a formal hedging policy with respect to our foreign exchange exposure as our foreign exchange gains and losses over the past three fiscal years ended December 31, 2008, 2007 and 2006, respectively have been relatively low. We will continue to monitor our foreign exchange exposure in the future and will consider hedging any material foreign exchange exposure should the need arise.

Our products and brand name may be replicated or counterfeited which will in turn have an adverse effect on our Company and we may be affected by intellectual property rights disputes.

We have registered certain trademarks in the PRC, details of which are set out in the section “Intellectual Property” of our Form 10-K for the fiscal year ended December 31, 2008 filed on March 23, 2009.  Despite the protection of our trademark under the intellectual property laws of the PRC, such laws may not be adequate or effectively enforced against third parties who may violate our proprietary rights by illegally using our trademarks or our brand name. Our products and brand names may be replicated or counterfeited, which in turn may adversely affect our reputation and brand image.

Policing unauthorized use of our trademarks or brand is difficult and costly, particularly in countries where the laws may not fully protect our proprietary rights. There can be no assurance that our means of protecting our proprietary rights will be adequate. Any unauthorized use of our trademarks and brand may damage our brand, recognition and reputation. This may lead to our customers losing confidence in our brand and products, which, in turn, may lead to a loss in our business and hence sales.

Our business may be adversely affected by conditions in the financial markets and economic conditions generally.

Worldwide economic conditions may remain depressed for the foreseeable future. These conditions make it difficult for us to accurately forecast and plan future business activities, particularly with respect to exports.  Furthermore, during challenging economic times, we may face issues gaining timely access to financings or capital infusion, which could result in an impairment of our operations. We cannot predict the timing, strength or duration of any economic slowdown or subsequent economic recovery, worldwide, in the United States, or in our industry. These and other economic factors could have a material adverse effect on our financial condition and operating results.

We recently purchased a beverage company, which is a new line of business.

On January 1, 2010, we exercised an option to  purchase Shishi Xianghe Food Science and Technology Co., Ltd. (“Xianghe”), a beverage company, and entered into a new business segment where we will need to rely on current management for the business  acquired.. Xianghe is a Fujian based manufacturer of the branded Hi-Power algae-based soft drinks.  We intend to keep the management of Xianghe to continue to manage Xianghe. We will be dependent on the current management of Xianghe for the continued development of the beverage business.  We do not have prior experience in the beverage business and the success of Xianghe would be subject to all of the uncertainties regarding the development of a new business.  Although we intend to integrate the product into Mingxiang’s distribution network, there can be no assurance regarding the successful distribution and market acceptance of the beverage products.

Certain PRC government approvals may be revoked if Ocean Technology fails to contribute additional capital to Rixiang

Ocean Technology is required by the PRC to contribute $18,000,000 as a capital contribution to Rixiang by December 25, 2009 as a condition for the prior approval of the business license and certain certificates of Rixiang.  As of December 25, 2009, Ocean Technology had contributed $11,000,000. Ocean Technology is applying for an extension of the period for making the capital injection and intends to make the capital injection but there is a risk that the PRC government could revoke the approval and certificates if the contribution is not made.

RISKS RELATED TO DOING BUSINESS IN CHINA

Our operations in the PRC are subject to the laws and regulations of the PRC and any changes in the laws or policies of the PRC may have a material impact on our operations and financial performance.

As our processed seafood products and marine catch businesses are carried out in the PRC, we are subject to and have to operate within the framework of the PRC legal system. Any changes in the laws or policies of the PRC or the implementation thereof, for example in areas such as foreign exchange controls, tariffs, trade barriers, taxes, export license requirements and environmental protection, may have a material impact on our operations and financial performance.

The corporate affairs of our companies in the PRC are governed by their articles of association and the corporate and foreign investment laws and regulations of the PRC. The principles of the PRC laws relating to matters such as the fiduciary duties of directors and other corporate governance matters and foreign investment laws in the PRC are relatively new. Hence, the enforcement of investors or shareholders' rights under the articles of association of a PRC company and the interpretation of the relevant laws relating to corporate governance matters remain largely untested in the PRC.

Introduction of new laws or changes to existing laws by the PRC government may adversely affect our business if stricter regulations are imposed on the overseas business practices of PRC companies

Our operations are carried out through our wholly-owned subsidiaries which are located in the PRC. As such, the laws of the PRC govern our businesses and operations. The PRC legal system is a codified system of written laws, regulations, circulars, administrative directives and internal guidelines. The PRC government is still in the process of developing its legal system to encourage foreign investment and to align itself with global practices and standards. As the PRC economy is undergoing development at a faster rate than the changes to its legal system, some degree of uncertainty exists in connection with whether and how existing laws and regulations apply to certain events and circumstances. Some of the laws and regulations and the interpretation, implementation and enforcement of such laws and regulations are also at an experimental stage and are subject to policy changes. Hence, precedents on the interpretation, implementation and enforcement of certain PRC laws are limited and court decisions in the PRC do not have binding effect on lower courts. Accordingly, the outcome of dispute resolutions and litigation may not be as consistent or predictable as in other more developed jurisdictions and it may be difficult to obtain swift and equitable enforcement of the laws in the PRC, or to obtain enforcement of a judgment by a court or another jurisdiction.

In particular, on August 8, 2006, six PRC regulatory bodies, including the Ministry of Commerce (MOFCOM) and the China Securities Regulatory Commission (“CSRC”), jointly promulgated the new “Regulations on Foreign Investors Merging with or Acquiring Domestic Enterprises”, which took effect on September 8, 2006 (“2006 M&A Rules”). The 2006 M&A Rules regulate, inter alia, the acquisition of PRC domestic companies by foreign investors.
On September 21, 2006, the CSRC promulgated the “Guidelines on Domestic Enterprises Indirectly Issuing or Listing and Trading their Stocks on Overseas Stock Exchanges” (the “CSRC Guidelines”).

Under the 2006 M&A Rules and the CSRC Guidelines, the listing of overseas special purpose vehicles (“SPV”) which are controlled by PRC entities or individuals are subject to the prior approval of the CSRC. The 2006 M&A Rules and the CSRC Guidelines do not provide any express requirement for an SPV to retroactively obtain CSRC approval where the restructuring steps had been completed prior to September 8, 2006.

Yuan Tai Law Offices, our Legal Adviser on PRC Law, is of the opinion that (i) we have obtained all the necessary governmental approvals from PRC authorities for the restructuring of our subsidiaries prior to September 8, 2006, (ii) we do not need to obtain CSRC approval and (iii) it is not necessary for us to comply retroactively with the requirement of obtaining the prior approval of the CSRC for our public listing in the U.S..

There is no assurance that these PRC authorities will not issue further directives, regulations, clarifications or implementation rules requiring us to obtain further approvals in relation to our public listing in the U.S.

PRC foreign exchange control may limit our ability to utilize our cash effectively and affect our ability to receive dividends and other payments from our PRC subsidiaries.

Our PRC subsidiaries, which are foreign investment entities (“FIEs”), are subject to the PRC rules and regulations on currency conversion. In the PRC, the State Administration of Foreign Exchange (“SAFE”) regulates the conversion of the RMB into foreign currencies. Currently, foreign investment enterprises (including wholly foreign-owned enterprises) are required to apply to the SAFE for “Foreign Exchange Registration Certificates for FIEs”. With such registration certification (which have to be renewed annually), FIEs are allowed to open foreign currency accounts including the “current account” and “capital account”. Currently, transactions within the scope of the "current account" (for example, remittance of foreign currencies for payment of dividends) can be effected without requiring the approval of the SAFE. However, conversion of currency in the “capital account” (for example, for capital items such as direct investments, loans and securities) still requires the approval of the SAFE. Our PRC operating subsidiary Rixiang has obtained the "Foreign Exchange Registration Certificates for FIEs", which is subject to annual review.

There is no assurance that the PRC regulatory authorities will not impose restrictions on the convertibility of the RMB for FIEs. In 2005, 2006, 2007 and 2008, approximately 95.8%, 99.1%, 99.5% and 95.1% of our sales, respectively was denominated in RMB; and approximately 97.5% for the nine months period ended September 30, 2009 of our sales was denominated in RMB.  As such, any future restrictions on currency exchanges may limit our ability to utilize funds generated in the PRC to fund any potential business activities outside the PRC or to distribute dividends to our shareholders.

Our subsidiaries, operations and significant assets are located outside the U.S. Shareholders may not be accorded the same rights and protection that would be accorded under the Securities Act. In addition, it could be difficult to enforce a U.S. judgment against our Directors and officers.

Our subsidiaries, operations and assets are mostly located in the PRC. Our subsidiaries are therefore subject to the relevant laws in the PRC. U.S. law may provide shareholders with certain rights and protection which may not have corresponding or similar provisions under the laws of the PRC. As such, investors in our common stock may or may not be accorded the same level of shareholder rights and protection that would be accorded under the Securities Act. In addition, all our current executive directors are non-residents of the U.S. and the assets of these persons are mainly located outside the U.S. As such, there may be difficulty for our shareholders to affect service of process in the U.S., or to enforce a judgment obtained in the U.S. against any of these persons.

We are subject to the PRC's environmental laws and regulations and in the event stricter rules are imposed to protect the environment, we may have to incur higher costs to comply with such rules.

Our production facilities in the PRC will be subject to environmental laws and regulations imposed by the PRC authorities, inter alia, in respect of air protection, waste management and water protection. In the event stricter rules are imposed on air protection, waste management and water protection by the PRC authorities, we may have to incur higher costs to comply with such rules. Accordingly, our financial performance may be adversely affected. In addition, we require license for the discharge of pollutants for our operations, which is subject to annual review and renewal. In the event that we fail to renew our license with the relevant authority, our operations and financial performance will be adversely affected.

The outbreak of avian influenza and/or other communicable diseases, if uncontrolled, could affect our financial performance and prospects.

The avian influenza virus is a virus found chiefly in birds, but infections with these viruses can occur in humans. In January of 2004, the first case of the avian influenza was reported in Guangxi, Hunan and Hubei provinces. Later reports also came from Anhui, Liaoning, Shanghai and Guangdong provinces. Since 2003, there have been 37 recorded cases of the avian influenza in the PRC.

Because our operations are carried out through our wholly-owned subsidiaries located in the PRC, the outbreak of avian influenza and/or other communicable diseases, if uncontrolled, can have an adverse effect on business sentiments and environment. In addition, if any of our employees, our customers or our suppliers, is affected by the outbreak of communicable diseases, it can adversely affect, among others, our operations, our customers' orders and our supply of raw materials. Accordingly, our sales and profitability will be materially and adversely affected.

Changes in China’s political or economic situation could harm us and our operating results.

Economic reforms adopted by the Chinese government have had a positive effect on the economic development of the country, but the government could change these economic reforms or any of the legal systems at any time. This could either benefit or damage our operations and profitability. Some of the things that could have this effect are:

• Level of government involvement in the economy;
• Control of foreign exchange;
• Methods of allocating resources;
• Balance of payments position;
• International trade restrictions; and
• International conflict.

The Chinese economy differs from the economies of most countries belonging to the Organization for Economic Cooperation and Development, or OECD, in many ways. As a result of these differences, we may not develop in the same way or at the same rate as might be expected if the Chinese economy were similar to those of the OECD member countries.

The Chinese government exerts substantial influence over the manner in which we must conduct our business activities. Government action in the future may require us to divest ourselves of any interest we hold in Chinese properties.

China only recently has permitted provincial and local economic autonomy and private economic activities. The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to continue to operate in China may be affected by changes in its laws and regulations, including those relating to taxation, import and export tariffs, environmental regulations, land use rights, property and other matters. We believe that our operations in China are in material compliance with all applicable legal and regulatory requirements. However, the central or local governments of the jurisdictions in which we operate may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations.
Accordingly, government actions in the future including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese properties or joint ventures.

Future inflation in China may inhibit our ability to conduct business in China.

In recent years, the Chinese economy has experienced periods of rapid expansion and highly fluctuating rates of inflation. During the past ten years, the rate of inflation in China has been as high as 20.7% and as low as -2.2%. These factors have led to the adoption by the Chinese government, from time to time, of various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation. High inflation may in the future cause the Chinese government to impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in China, and thereby harm the market for our products.

Restrictions on currency exchange may limit our ability to receive and use our revenues effectively.

The majority of our revenues will be settled in Renminbi and U.S. dollars, and any future restrictions on currency exchanged may limit our ability to use revenue generated in Renminbi to fund any future business activities outside China or to make dividend or other payments in the U.S. dollars. Although the Chinese government introduced regulations in 1996 to allow greater convertibility of the Renminbi for current account transactions, significant restrictions still remain, including primarily the restriction that foreign-invested enterprises may only buy, sell or remit foreign currencies after providing valid commercial documents, at those banks in China authorized to conduct foreign exchange business. In addition, conversion of Renminbi for capital account items, including direct investment and loans, is subject to governmental approval in China, and companies are required to open and maintain separate foreign exchange accounts for capital account items. We cannot be certain that the Chinese regulatory authorities will not impose more stringent restrictions on the convertibility of the Renminbi.

The value of our securities will be affected by the foreign exchange rate between U.S. dollars and Renminbi.

The value of our common stock will be affected by the foreign exchange rate between U.S. dollars and Renminbi, and between those currencies and other currencies in which our sales may be denominated. For example, to the extent that we need to convert U.S. dollars into Renminbi for our operational needs and should the Renminbi appreciate against the U.S. dollar at that time, our financial position, the business of the company, and the price of our common stock may be harmed. Conversely, if we decide to convert our Renminbi into U.S. dollars for the purpose of declaring dividends on our common stock or for other business purposes and the U.S. dollar appreciates against the Renminbi; the U.S. dollar equivalent of our earnings from our subsidiaries in China would be reduced.

RISKS RELATED TO THE MARKET FOR OUR STOCK

Pengfei Liu will have significant influence over the outcome of matters submitted to Shareholders for approval.

Prior to this offering, Mr. Liu owns approximately 50.3% of our authorized share capital. As a result, he will be able to exercise significant influence over all matters requiring shareholder approval, including the appointment of our directors and the approval of significant corporate transactions.  His ownership and control may also have the effect of delaying or preventing a future change in control, impeding merger, consolidation, takeover or other business combination or discourage a potential acquirer from making a tender offer.

Our share price may be volatile, which can result in substantial losses for investors who purchase our common stock.

The market price of our common stock may be highly volatile and can fluctuate significantly and rapidly in response to, inter alia, the following factors, some of which are beyond our control:

•	Variations in our operating results;

•	Success or failure of our management team in implementing business and growth strategies;

•	Gain or loss of an important business relationship or adverse financial performance by a significant customer or group of customers;

•	Changes in securities analysts’ recommendations, perceptions or estimates of our financial performance;

•	Changes in conditions affecting the seafood packaging and processing industry, the general economic conditions or stock market sentiments or other events or factors in the PRC;

•	Changes or developments in laws, regulations or taxes in the seafood processing and packaging industry in the PRC;

•	The temporary or permanent loss of our seafood processing and packaging facilities due to casualty, weather or any extended or extraordinary maintenance or inspection that may be required.

•	Changes in market valuations and share prices of companies with similar businesses that may be listed in the U.S. or anywhere else in the world;

•	Additions or departures of key personnel;

•	Fluctuations in stock market prices and volume; or

•	Involvement in litigation.

Additional funds raised through issue of new shares for our future growth will dilute Shareholders’ equity interests.

Although we have identified our expansion plans as avenues to pursue growth in our business, we may also find other opportunities to grow, including acquisitions which cannot be predicted at this juncture. Under such circumstances, we may seek to sell additional equity or debt securities or obtain a credit facility. If new shares placed to new and/or existing shareholders are issued in the future, they may be priced at a discount to the then prevailing market price of our shares trading on the NYSE/AMEX or any other stock exchanges, in which case, existing shareholders' equity interest will be diluted. If we fail to utilize the new equity to generate a commensurate increase in earnings, our earnings per share will be diluted and this could lead to a decline in our share price. Any additional debt financing may, apart from increasing interest expense and gearing, contain restrictive covenants with respect to dividends, future fund raising exercises and other financial and operational matters.

A large number of shares may be sold in the market following this offering, which may depress the market price of our common stock.

All of the shares of our common stock sold in the offering will be freely tradable without restriction or further registration under the Securities Act. As a result, a substantial number of shares of our common stock may be sold in the public market following this offering, which may cause the market price of our common stock to decline. If there are more shares of common stock offered for sale than buyers are willing to purchase, then the market price of our common stock may decline to a market price at which buyers are willing to purchase the offered shares of common stock and sellers remain willing to sell the shares.

 Negative publicity may adversely affect our share price.

One of our competitive strengths is our established brand name and track record. We have been involved in the production of processes seafood products since commencing our operations in 1994. Our “Mingxiang” brand has been conferred the “Famous Brand” award, and our products have received several other awards such as the “Green Food” award. Please see “Description of Business - Competition”. We have also established a track record in the processed seafood industry which instills confidence in our products and attracts new customers from South Korea, Japan, Taiwan, Russia and Ukraine, as well as potential customers from the European Union. Negative publicity involving us, any of our directors or executive officers may adversely affect our stock market price whether or not such negative publicity is justified.

Certain provisions of our Amended Articles of Incorporation may make it more difficult for a third party to effect a change in control.

Our Amended Articles of Incorporation authorizes our board of directors to issue up to 1,000,000 shares of preferred stock. The preferred stock may be issued in one or more series, the terms of which may be determined at the time of issuance by our board of directors without further action by the stockholders. These terms may include voting rights including the right to vote as a series on particular matters, preferences as to dividends and liquidation, conversion rights, redemption rights and sinking fund provisions. The issuance of any preferred stock could diminish the rights of holders of our common stock, and therefore could reduce the value of such common stock. In addition, specific rights granted to future holders of preferred stock could be used to restrict our ability to merge with, or sell assets to, a third party. The ability of our board of directors to issue preferred stock could make it more difficult, delay, discourage, prevent or make it more costly to acquire or effect a change-in-control, which in turn could prevent the stockholders from recognizing a gain in the event that a favorable offer is extended and could materially and negatively affect the market price of our common stock.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the 4,615,388 shares will be approximately $28,400,000 assuming that we sell the maximum number of shares we are offering pursuant to this prospectus supplement. We will retain broad discretion over the use of the net proceeds to us from any sale of the shares under this prospectus supplement. Except as described in this prospectus supplement, we currently anticipate that the net proceeds from any sale of the shares under this prospectus supplement will be used for general corporate purposes, including but not limited to working capital and capital expenditures. We may also use the net proceeds to fund acquisitions of businesses. Pending application of the net proceeds, we may initially invest the net proceeds or apply them to reduce short-term indebtedness. If we intend to use the net proceeds of any offering to repay outstanding debt, we will provide details about the debt we intend to repay in another prospectus supplement.

We will also use the proceeds:

.	to pay the placement agent fees of $1,500,001.10;

.
to pay the fees and expenses for legal, accounting, and other services received in connection with the negotiation, preparation, execution, delivery, and performance of the securities purchase agreement under which this offering is being consummated; and

.	to pay for all transfer agent fees, and taxes and duties, if any, levied in connection with the delivery of any shares to the purchasers in this offering.

DETERMINATION OF OFFERING PRICE

We negotiated the price for the shares in this offering with the purchasers. The factors considered in determining the price included the recent market price of our common stock, the general condition of the securities market at the time of this offering, the history of, and the prospects, for the industry in which we compete, our past and present operations, and our prospects for future revenues.

DIVIDEND POLICY

We have not paid dividends on our common stock in the past and have no present intention of paying dividends in the foreseeable future.

 DESCRIPTION OF COMMON STOCK

In this offering, we are offering a maximum of 4,615,388 shares of common stock.

The material terms and provisions of our common stock, including our dividend policy are described under the caption “Description of Common Stock” starting on page 7 of the accompanying prospectus.

Our transfer agent and registrar for the Shares is Interwest Transfer Company, Inc. Their mailing address is 1981 East 4800 South, Suite 100, Salt Lake City, Utah, 84117. Their phone number is (801) 272-9294.

PLAN OF DISTRIBUTION

Subject to the terms and conditions contained in our placement agency agreement dated January 15, 2010, Global Hunter Securities LLC, and Brean Murray, Carret & Co., LLC, as co-lead placement agents and joint book runners, have agreed to act as exclusive placement agents for the sale of the shares.  The placement agents are not purchasing or selling any shares of our common stock or other securities by this prospectus supplement or the accompanying prospectus, nor are they required to arrange for the purchase or sale of any specific number or dollar amount of shares or other securities, but will use best efforts to arrange for the sale of all the shares. Further, the placement agents do not guarantee that they will be able to raise new capital in any prospective offering.

On January 20, 2010, we entered into a securities purchase agreement with certain purchasers providing for the sale by us to such purchasers of a total of 4,615,388 shares of our common stock (the “Shares”) at a purchase price of $6.50 per share

The securities purchase agreement with the purchasers and the placement agency agreement with the placement agents provide that the obligations of the purchasers and the placement agents are subject to certain conditions precedent, including the absence of any material adverse change in our business and the receipt of certain certificates from us.

Confirmations and definitive prospectuses will be distributed to the purchasers informing the purchasers of the closing date as to such shares of common stock.  We currently anticipate that the closing of the sale of the shares being offered pursuant to this prospectus supplement will take place on or before January 25, 2010. The purchasers will also be informed of the date and manner in which they must transmit the purchase price for their shares.

On the closing date, the following will occur:

.	we will deliver the shares to the purchasers;
.	we will receive funds in the amount of the aggregate purchase price; and
.	the placement agents will be paid their fee.

As compensation for the services provided by the placement agents we have agreed to pay to the placement agents an aggregate cash fee payable immediately upon the closing of the offering equal to 5% of the aggregate gross proceeds raised in the offering, and which shall be shared in equal proportions by each placement agent regardless of the actual amount of shares sold by each of them or on their behalf.

In compliance with the guidelines of FINRA, the maximum consideration or discount to be received by the placement agents or any other FINRA member may not exceed 8% of the gross proceeds to us in this offering or any other offering in the United States.

We may also reimburse the placement agents for certain out-of-pocket expenses reasonably incurred in connection with this offering and we will pay all of our expenses incurred in this offering. Our estimated expenses of the offering are $100,000, which includes legal, accounting and printing costs and various other fees associated with registering and listing the shares. After deducting certain fees due to the placement agents and our estimated offering expenses, we expect the net proceeds from this offering will be approximately $28,400,020.90.

We have agreed to indemnify the placement agents against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in the securities purchase agreement. We have also agreed to contribute to payments the placement agents may be required to make in respect of such liabilities.

Pursuant to this prospectus supplement and the accompanying prospectus, we are also issuing 177,000 shares of common stock to an advisor in the People's Republic of China with respect to our financing activities.

Copies of the form of the securities purchase agreement and the placement agency agreement will be included in a Current Report on Form 8-K that we will file with the SEC and that will be incorporated by reference into this prospectus supplement.

Our common stock is listed on the NYSE Amex LLC and traded under the symbol “CMFO.”

LEGAL MATTERS

The validity of the securities offered in this prospectus will be passed upon for us by McLaughlin & Stern, LLP, New York and Gordon Law Group, Nevada.  Sichenzia Ross Friedman Ference LLP has served as counsel for the placement agents.

EXPERTS

The financial statements of China Marine for each of the years in the three-year period ended December 31, 2008, have been incorporated by reference herein and in the registration statement.  Our financial statements for the year ended December 31, 2008 are incorporated by reference in reliance on the reports of ZYCPA Company Limited (formerly Zhong Yi (Hong Kong) C.P.A. Company Limited), independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.  Our financial statements for the year ended December 31, 2007 are incorporated by reference in reliance on the reports of Cordovano and Honeck, LLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

$40,000,000

COMMON STOCK
PREFERRED STOCK
WARRANTS
RIGHTS
DEPOSITORY RECEIPTS
UNITS

We may offer common stock, preferred stock, depository shares, warrants and/or rights, either individually or in units, from time to time in one or more offerings in amounts, at prices and on terms to be determined in light of market conditions at the time of sale.  We may also offer (i) common stock or preferred stock upon conversion of preferred stock or (ii) common stock, preferred stock or depository shares upon the exercise of warrants or rights.

Each time we sell these securities, we will provide a supplement to this prospectus that contains specific information about the offering.  The supplement may also add, update or change information contained in this prospectus.  You should carefully read this prospectus and any supplement before you invest.

We may offer and sell these securities, from time to time, to or through one or more underwriters, dealer and agents, or directly to purchasers on a continuous or delayed basis, at prices and on other terms to be determined at the time of offering.

Our common stock is listed on the NYSE Amex LLC and traded under the symbol “CMFO.”  On December 9,, 2009, the last reported sale price for our common stock was $7.86 per share. Before you invest, you should carefully read this prospectus, any applicable prospectus supplement and information described under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

An investment in our securities involves a high degree of risk.  You should carefully consider the “Risk Factors” that are incorporated by reference in this prospectus from our most recent annual report on Form 10-K and our other filings made with the Securities and Exchange Commission or that may be contained in any supplements to this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is December 10, 2009.

i

S-ii

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a "shelf" registration process. Under this shelf registration process, from time to time, we may sell securities in one or more offerings. We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell securities under this shelf registration process, we will provide a prospectus supplement that will contain specific information about the terms of the offering. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus or any prospectus supplement – the statement in the document having the later date modifies or supersedes the earlier statement.

        As permitted by the rules and regulations of the SEC, the registration statement that contains this prospectus includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC's web site or at the SEC's offices described below under the heading "Where You Can Find More Information."

Except as otherwise indicated by the context, references in this prospectus to:

“China Marine,” “Company,” “we,” “us” or “our” are references to the combined business of China Marine and its direct and indirect subsidiaries
“Ocean Technology” means Ocean Technology (China) Company Limited (formerly Nice Enterprise Trading H.K. Co., Limited)
“Rixiang” means Shishi Rixiang Marine Foods Co., Ltd.

“Mingxiang” means Shishi Huabao Mingxiang Foods Co., Ltd.
“Jixiang” means Shishi Huabao Jixiang Water Products Co., Ltd.

“U.S. Dollar,” “$” and “US$” means the legal currency of the United States of America.
“RMB” means Renminbi, the legal currency of China.

“China” or the “PRC” are references to the People’s Republic of China.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational requirements of the Exchange Act and are required to file annual, quarterly and other reports, proxy statements and other information with the SEC. You may inspect and copy these reports, proxy statements and other information at the public reference facilities maintained by the SEC in Washington, D.C. (100 F Street NE, Room 1580, Washington, D.C. 20549). Copies of such materials can be obtained from the SEC's public reference section at prescribed rates. You may obtain information on the operation of the public reference rooms by calling the SEC at (800) SEC-0330 or on the SEC website located at http://www.sec.gov.

        Information about us is also available at our website at http://www.china-marine.cn. However, information contained on our website does not constitute a part of this prospectus.

INCORPORATION BY REFERENCE

        The SEC allows us to incorporate by reference information that we file with them, which means that we can disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information we file later with the SEC will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

        We incorporate by reference the documents listed below and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act but prior to the termination of any offering of securities made by this prospectus (other than any portion of such documents that are not deemed "filed" under the Exchange Act in accordance with the Exchange Act and applicable SEC rules):

•	our annual report on Form 10-K for the year ended December 31, 2008; our quarterly reports on Form 10-Q for the quarters ended March 31, 2009, June 30, 2009 and September 30, 2009;

•	our current reports on Form 8-K filed on January 5, 2009, February 3, 2009, March 3, 2009, August 17, 2009, November 12, 2009 and December 2, 2009; and

•
the description of our common stock, $0.001 par value per share, contained in the Section entitled "Description of Registrant's Securities to be Registered" contained in our Registration Statement on Form 8-A filed with the SEC on July 28, 2009 including any amendment or report filed for the purpose of updating such descriptions.

        Upon written or oral request, we will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of such documents which are incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates). Written or oral requests for copies should be directed to:

Marco Hon Wai, Ku (Chief Financial Officer)
China Marine Food Group Limited
Suite 815, 8th Floor, Ocean Centre, Harbour City

5 Canton Road, Tsimshatsui, Kowloon, HONG KONG
Telephone: 852-2111-8696

Statements contained in this prospectus and the documents incorporated by reference herein referring to the contents of any contract or other document are not necessarily complete.  Where such contract or other document is listed as an exhibit to the Registration Statement on Form S-3, of which this prospectus forms a part, or any document incorporated by reference therein, each such statement is qualified by the provisions in such exhibit, to which reference is hereby made.

NOTE ON FORWARD-LOOKING STATEMENTS

        Some of the statements under "Company Overview," "Risk Factors" and elsewhere in this prospectus may include forward-looking statements that reflect our current views with respect to future events and financial performance. These statements include forward-looking statements both with respect to us specifically and our business sector in general. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements that include the words "expect," "intend," "plan," "believe," "project," "estimate," "may," "should," "anticipate," "will" and similar statements of a future or forward-looking nature identify forward-looking statements for purposes of the federal securities laws or otherwise.

        All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. We believe that these factors include but are not limited to, those factors set forth in our most recent Annual Report on Form 10-K under the captions "Risk Factors," "Business," "Legal Proceedings," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and "Quantitative and Qualitative Disclosures About Market Risk," and those set forth in our most recent Quarterly Report on Form 10-Q under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations," all of which you should review carefully. Please consider our forward-looking statements in light of those risks as you read this prospectus and any prospectus supplement. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

        If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we project. Any forward-looking statements you read in this prospectus reflect our views as of the date of this prospectus with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. All subsequent written and oral forward-looking statements attributable to us or individuals acting on our behalf are expressly qualified in their entirety by this paragraph. Before making an investment decision, you should specifically consider all of the factors identified in this prospectus that could cause actual results to differ.

COMPANY OVERVIEW

Through our direct, wholly owned subsidiary, Ocean Technology (China) Company Limited (formerly Nice Enterprise Trading H.K. Co., Limited), and its subsidiaries – Shishi Rixiang Marine Foods Co., Ltd., Shishi Huabao Jixiang Water Products Co., Ltd. and Shishi Huabao Mingxiang Foods Co., Ltd., we engage in the business of processing, distribution and sale of processed seafood based snack foods, as well as the sale of fresh and frozen marine catch. Our objective is to establish ourselves as a leading producer of processed seafood products in the PRC and overseas markets.

Our dried and flavored seafood based snack foods are predominantly sold under our registered trademark, the “Mingxiang” brand. These products are sold in seven provinces in the PRC, including Fujian, Guangdong, Jiangsu, Shandong, Zhejiang and Sichuan and in turn sub-distributed to 2,200 retail points in the PRC (including major supermarkets and retailers such as Wal-Mart and Carrefour) throughout these provinces. Our frozen processed seafood products are sold to both domestic and overseas customers. Founded in 1994, China Marine has grown steadily and positioned its "Mingxiang" brand as a category leader. We have received "Famous Brand" and "Green Food" awards. Our marine catch is sold to customers in Liaoning, Fujian and Shandong Provinces, some of whom directly export the marine catch to South Korea and Taiwan.

Our business premises, including our production plant, cold storage facility, office tower and staff dormitory, are located close to Xiangzhi Port, the largest fishing port in Fujian Province, which is one of the largest coastal provinces in the PRC and a vital navigation hub between the East China Sea and the South China Sea.

Our principal executive offices are located at Da Bao Industrial Zone, Shishi City, Fujian, China, 362700, and our telephone number at that location is 86-595-8898-7588.

RISK FACTORS

        Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider any risk factors set forth in the applicable prospectus supplement and the documents incorporated by reference in this prospectus, including, but not limited to, our most recent annual report on Form 10-K and most recent report on Form 10-Q, and the applicable prospectus supplement, as well as other information we include or incorporate by reference in this prospectus and in the applicable prospectus supplement. The risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

        For more information about our SEC filings, please see “Where You Can Find More Information” and “Incorporation By Reference” on pages 3 and 4 of this prospectus.  See also “Note On Forward-Looking Statements” on page 5 of this prospectus.

USE OF PROCEEDS

        We will retain broad discretion over the use of the net proceeds to us from any sale of our securities under this prospectus. Except as described in any prospectus supplement, we currently anticipate that the net proceeds from any sale of our securities under this prospectus will be used for general corporate purposes, including but not limited to working capital and capital expenditures. We may also use the net proceeds to fund acquisitions of businesses. Pending application of the net proceeds, we may initially invest the net proceeds or apply them to reduce short-term indebtedness. If we intend to use the net proceeds of any offering to repay outstanding debt, we will provide details about the debt we intend to repay in a prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

COMMON STOCK

As of December 10, 2009, we had 23,334,633 shares of common stock outstanding.  Our authorized capital stock consists of 100,000,000 common shares, $0.001 par value per share and 1,000,000 preferred shares, par value $0.001 per share. All shares of common stock are entitled to share equally in dividends from sources legally available, therefore, when, as and if declared by our board of directors, and upon our liquidation or dissolution, whether voluntary or involuntary, to share equally in our assets available for distribution to out stockholders.

Our board of directors is authorized to issue additional shares of common stock not to exceed the amount authorized by our Amended Articles of Incorporation, on such terms and conditions and for such consideration as our board may deem appropriate without further stockholder action. However, the board of directors shall maintain a reserve from its duly authorized shares of common stock to allow for the exercise of the warrants issued pursuant to the Securities Purchase Agreement.

VOTING RIGHTS

Each holder of common stock is entitled to one vote per share on all matters on which such stockholders are entitled to vote. Since the shares of common stock do not have cumulative voting rights, the holders of more than 50% of the shares voting for the election of directors can elect all the directors if they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any person to our board of directors.

DIVIDEND POLICY

Pursuant to a Stock Purchase Agreement with Halter Financial Investments, L.P. dated September 13, 2007, we paid a special cash dividend in the aggregate amount of $392,028, or $0.364 per share, to holders of our common stock outstanding as of September 12, 2007.

Other than the cash dividend describe above, we have never paid or declared dividends. However, holders of our common stock are entitled to dividends if declared by the board of directors out of funds legally available. We do not, however, anticipate the declaration or payment of any dividends in the foreseeable future. We intend to retain earnings, if any, to finance the development and expansion of our business. Future dividend policy will be subject to the discretion of the board of directors and will be contingent upon future earnings, if any, our financial condition, capital requirements, general business conditions and other factors. Therefore, there can be no assurance that any dividends of any kind will ever be paid.

PREFERRED STOCK

We are authorized to issue up to 1,000,000 shares of $0.001 par value preferred stock. We have no shares of preferred stock outstanding. Under our Amended Articles of Incorporation, our board of directors has the power, without further action by the holders of the common stock, to determine the relative rights, preferences, privileges and restrictions of the preferred stock, and to issue the preferred stock in one or more series as determined by the board of directors. The designation of rights, preferences, privileges and restrictions could include preferences as to liquidation, redemption and conversion rights, voting rights, dividends or other preferences, any of which may be dilutive of the interest of the holders of the common stock.

WARRANTS

In November 2007, we granted a group of accredited investors three-year warrants to purchase up to 1,239,888 shares of our common stock exercisable at any time at a price equal to $4.1782 per share.  As of December 10, 2009, warrants to purchase 660,241 shares of common stock have been exercised with the cashless exercise provisions of such warrants.

We issued warrants to Sterne Agee & Leach, Inc.’s designee, for the purchase of up to an aggregate of 557,950 shares of our common stock, which warrants are for a term of three years from issuance and have an exercise price of $4.1782 per share or on a cashless exercise basis.

Our consultants also received three-year warrants to purchase up to an aggregate of 371,966 shares of our common stock, which may be exercised at any time at a price equal to $4.1782 per share.

The exercise price of the foregoing warrants was determined based on the offering price of our common stock sold in the private placement transaction completed on November 17, 2007.

LISTING

Our common stock is listed on the NYSE Amex LLC and traded under the symbol “CMFO.”

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for the common stock is Interwest Transfer Company, Inc. Their mailing address is 1981 East 4800 South, Suite 100, Salt Lake City, Utah, 84117. Their phone number is (801) 272-9294.

DESCRIPTION OF DEPOSITARY SHARES

The descriptions below and in any prospectus supplement of certain provisions of the deposit agreement and depositary receipts summarize the material terms of these documents. Because these summaries are not complete, you should refer to the form of deposit agreement and form of depositary receipts relating to each series of the preferred stock.

General

We may, at our option, elect to have shares or fractional shares of preferred stock be represented by depositary shares. We will deposit the shares of any series of preferred stock underlying the depositary shares under a separate deposit agreement (which we refer to as a "deposit agreement") between us and a bank or trust company selected by us (which we refer to as the "preferred stock depositary"). We will include the name and address of the preferred stock depositary for any depositary shares in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, proportionately, to all the rights, preferences and privileges of the preferred stock represented by that depositary share, including dividend, voting, redemption, conversion, exchange and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Each depositary share will represent the applicable interest in a number of shares of a particular series of preferred stock described in the applicable prospectus supplement.

A holder of depositary shares will be entitled to receive the number of whole shares or fractional shares of preferred stock underlying the holder’s depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the whole number of shares of preferred stock to be withdrawn, the depositary will deliver to the holder the number of whole shares of preferred stock to be withdrawn, together with a new depositary receipt evidencing the excess number of depositary shares.

Dividends and Other Distributions

The preferred stock depositary will distribute all cash dividends or other cash distributions on the preferred stock to the record holders of depositary receipts in proportion, insofar as possible, to the number of depositary shares owned by the holders.

If we distribute property other than cash with respect to the preferred stock, the preferred stock depositary will distribute property received by it to the record holders of depositary receipts in proportion, insofar as possible, to the number of depositary shares owned by the holders, unless the preferred stock depositary determines that it is not feasible to make the distribution. In this event, the preferred stock depositary may, with our approval, adopt any method it deems equitable and practicable for the purpose of effecting the distribution, including a public or private sale of the property and distribution of the net proceeds from the sale to the record holders of the depositary receipts.

The amount so distributed in any of the circumstances described above will be reduced by any amount required to be withheld by us or the preferred stock depositary on account of taxes.

Conversion and Exchange

We will describe any terms relating to the conversion or exchange of any series of preferred stock underlying the depositary shares in the applicable prospectus supplement. If any preferred stock underlying the depositary shares is subject to provisions relating to its conversion or exchange, each record holder of depositary shares will have the right or obligation to convert or exchange the depositary shares pursuant to the terms thereof.

Redemption of Depositary Share

If preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the preferred stock depositary as a result of the redemption, in whole or in part, of the preferred stock held by the preferred stock depositary. The redemption price per depositary share will be equal to the aggregate redemption price payable with respect to the number of shares or fractional shares of preferred stock underlying that depositary share. Whenever we redeem preferred stock from the preferred stock depositary, the preferred stock depositary will redeem as of the same redemption date a proportionate number of depositary shares representing the shares of preferred stock that were redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or proportionately as we may determine.

After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, other than the right to receive the redemption price upon redemption. Any funds deposited by us with the preferred stock depositary for any depositary shares which the holders fail to redeem shall be returned to us after a period of two years from the date the funds are deposited.

Voting

Upon receipt of notice of any meeting at which the holders of any shares of preferred stock underlying the depositary shares are entitled to vote, the preferred stock depositary will mail the information contained in the notice to the record holders of the depositary receipts. Each record holder of depositary receipts on the record date (which will be the same date as the record date for the preferred stock) will be entitled to instruct the preferred stock depositary as to the exercise of the voting rights pertaining to the number of shares or fractional shares of preferred stock underlying that holder's depositary shares. The preferred stock depositary will endeavor, as far as practicable, to vote the number of shares of preferred stock underlying the depositary shares in accordance with those instructions, and we will agree to take all reasonable action which may be deemed necessary by the preferred stock depositary in order to enable the preferred stock depositary to do so. The preferred stock depositary will abstain from voting the preferred stock to the extent it does not receive specific written instructions from holders of depositary receipts representing the preferred stock.

Record Date

Whenever:

•	any cash dividend or other cash distribution becomes payable, any distribution other than cash is made or any rights, preferences or privileges are offered with respect to the preferred stock;

•	the preferred stock depositary receives notice of any meeting at which holders of preferred stock are entitled to vote or of which holders of preferred stock are entitled to notice;

•
the preferred stock depositary receives notice of the mandatory conversion of or any election on our part to call any preferred stock for redemption, the preferred stock depositary shall in each case fix a record date (which shall be the same as the record date for the preferred stock) for the determination of the holders of depositary receipts;

•	who shall be entitled to receive the dividend, distribution, rights, preferences or privileges or the net proceeds of their sale;

•	who shall be entitled to give instructions for the exercise of voting rights at any meeting; or

•	who shall be entitled to receive notice of the meeting or of the redemption or conversion, subject to the provisions of the deposit agreement.

Amendment and Termination of the Deposit Agreement

        We and the preferred stock depositary may amend the form of depositary receipt and any provision of the deposit agreement at any time. However, unless the applicable prospectus supplement states otherwise, any amendment which imposes or increases any fees, taxes or other charges payable by the holders of depositary receipts (other than taxes and other governmental charges, fees and other expenses payable by the holders as described below under "Charges of Preferred Stock Depositary"), or which otherwise prejudices any substantial existing right of holders of depositary receipts, will not take effect as to outstanding depositary receipts until the expiration of 90 days after notice of the amendment has been mailed to the record holders of outstanding depositary receipts.

Charges of Preferred Stock Depository

        Except for taxes, transfer taxes, governmental charges and any other charges that are expressly provided in the deposit agreement to be at the expense of holders of depositary receipts or persons depositing preferred stock, we will pay all charges of the preferred stock depositary including charges in connection with:

•	the initial deposit of the preferred stock;

•	the initial issuance of the depositary receipts;

•	the distribution of information to the holders of depositary receipts with respect to matters on which preferred stock is entitled to vote;

•	withdrawals of the preferred stock by the holders of depositary receipts; and

•	redemption or conversion of the preferred stock.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. However, no prospectus supplement shall fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus or as an exhibit to a report filed under the Exchange Act.

General

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

the offering price and aggregate number of warrants offered;

the currency for which the warrants may be purchased;

if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

if applicable, the date on and after which the warrants and the related securities will be separately transferable;

in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

the terms of any rights to redeem or call the warrants;

any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

the dates on which the right to exercise the warrants will commence and expire;

the manner in which the warrant agreements and warrants may be modified;

federal income tax consequences of holding or exercising the warrants;

the terms of the securities issuable upon exercise of the warrants; and

any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any..

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Governing Law

The warrants and warrant agreements will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF RIGHTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the rights that we may offer under this prospectus and the related rights agreements. While the terms summarized below will apply generally to any rights that we may offer under this prospectus, we will describe the particular terms of any series of rights that we may offer in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any rights offered under that prospectus supplement may differ from the terms described below. However, no prospectus supplement shall fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness. Specific rights agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus or as an exhibit to a report filed under the Exchange Act.

 General

We may issue rights to purchase common stock, preferred stock or other securities. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the rights in such offering. In connection with any offering of such rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

Each series of rights will be issued under a separate rights agreement which we will enter into with a bank or trust company, as rights agent, all as set forth in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights. We will file the rights agreement and the rights certificates relating to each series of rights with the SEC, and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of rights.

We will describe in the applicable prospectus supplement the terms of the series of rights, including:

the date of determining the stockholders entitled to the rights distribution;

the number of rights issued or to be issued to each stockholder;

the exercise price payable for each share of common stock, preferred stock or other securities upon the exercise of the rights;

the number and terms of the shares of common stock, preferred stock or other securities which may be purchased per each right;

the extent to which the rights are transferable;

the date on which the holder’s ability to exercise the rights shall commence, and the date on which the rights shall expire;

the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;

if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights; and

any other terms of the rights, including the terms, procedures, conditions and limitations relating to the exchange and exercise of the rights.

The description in the applicable prospectus supplement of any rights that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate, which will be filed with the SEC.

Exercise of Rights

Each right will entitle the holder of the right to purchase for cash such amount of shares of common stock, preferred stock or other securities at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the rights offered thereby. Rights may be exercised at any time up to the close of business on the expiration date for such rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

Rights may be exercised as set forth in the prospectus supplement relating to the rights offered thereby. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the shares of common stock, preferred stock or other securities purchasable upon such exercise. We may determine to offer any unsubscribed offered securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

Governing Law

The rights and rights agreements will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the units that we may offer under this prospectus and the related unit agreements. While the terms summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any units offered under that prospectus supplement may differ from the terms described below. However, no prospectus supplement shall fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness. Specific unit agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus or as an exhibit to a report filed under the Exchange Act.

General

We may issue units comprised of one or more shares of common stock, shares of preferred stock and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including:

the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

any provisions of the governing unit agreement that differ from those described below; and

any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock” and “Description of Warrants” will apply to each unit and to any common stock, preferred stock, debt security or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

The Company, the unit agents and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its nominee. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

how it handles securities payments and notices;

whether it imposes fees or charges;

how it would handle a request for the holders’ consent, if ever required;

whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

An investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

An investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

An investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

The depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;

The depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

Financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

The global security will terminate when the following special situations occur:

if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

if we notify any applicable trustee that we wish to terminate that global security; or

if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus from time to time. Registration of the securities covered by this prospectus does not mean, however, that those securities will necessarily be offered or sold.

        We may sell the securities separately or together:

•	through one or more underwriters or dealers in a public offering and sale by them;

•	directly to investors; or

•	through agents.

We may sell the securities from time to time:

•	in one or more transactions at a fixed price or prices, which may be changed from time to time;

•	at market prices prevailing at the times of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

We will describe the method of distribution of the securities and the terms of the offering in the prospectus supplement.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters' obligations to purchase the securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.

Underwriters, dealers and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us and the underwriters, dealers and agents.

We may grant underwriters who participate in the distribution of securities an option to purchase additional securities in connection with the distribution.

Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers, as their agents in connection with the sale of securities. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. The prospectus supplement will identify any such underwriter, dealer or agent and describe any compensation received by them from us. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Shares of our common stock are quoted on the NYSE Amex LLC. Unless otherwise specified in the related prospectus supplement, all securities we offer, other than common stock, will be new issues of securities with no established trading market. Any underwriter may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We may apply to list any series of preferred stock or warrants on an exchange, but we are not obligated to do so. Therefore, there may not be liquidity or a trading market for any series of securities.

Any underwriter may engage in overallotment transactions, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. We make no representation or prediction as to the direction or magnitude of any effect that such transactions may have on the price of the securities.

Underwriters, dealers or agents who may become involved in the sale of our securities may engage in transactions with and perform other services for us in the ordinary course of their business for which they receive compensation.

LEGAL MATTERS

The validity of the securities offered in this prospectus will be passed upon for us by McLaughlin & Stern, LLP, New York and Gordon Law Group, Nevada.

EXPERTS

The financial statements of China Marine for each of the years in the three-year period ended December 31, 2008, have been incorporated by reference herein and in the registration statement.  Our financial statements for the year ended December 31, 2008 are incorporated by reference in reliance on the reports of ZYCPA Company Limited (formerly Zhong Yi (Hong Kong) C.P.A. Company Limited), independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.  Our financial statements for the year ended December 31, 2007 are incorporated by reference in reliance on the reports of Cordovano and Honeck, LLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.